Exhibit 4.3

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By Mail, Hand or Overnight Courier:

Registrar & Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Attention: Reorg/Exchange Department

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1	SECTION 2

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:	SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

Basic Subscription Right	(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.
I exercise ________ rights x _______ = _____________
(no. of your rights) (ratio) (total no. of your new shares)

Therefore, I apply for __________ x $_______________ = $_________________	ISSUE COMMON STOCK TO:
(no. of new shares) (subscription price) (amount enclosed)

Over-Subscription Privilege	(Please Print Name)

If you fully exercise your Basic Subscription Right and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege. If sufficient shares of Common Stock are available, the Company will seek to honor the over-subscription requests in full.
(Print Full Address)

(Social Security # or Tax ID #)

The maximum number of unsubscribed shares:
(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.
_________ - ____________ = ___________ shares
(total offered shares) (total number of your new shares) (maximum unsubscribed shares)

Therefor, I apply for:

____________________ x $____________________ = $____________________
(number of oversubscription (subscription price) (additional amount enclosed) shares applied for)	(Please Print Name)

Total Amount Enclosed: $__________________
(Sum of Basic Plus Over-Subscription Amounts)	(Print Full Address)

☐ Check or bank draft drawn on a U.S. bank payable to “Registrar and Transfer Company,” as Subscription Agent.	(Social Security # or Tax ID #)

☐ Wire transfer directly to the segregated account maintained by Registrar and Transfer Company, as Subscription Agent.
GUARANTEE OF SIGNATURE(S)
TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise its legal remedies against me.
YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Signature(s) of Subscriber(s)

_____________Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Subscription Certificate.	Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.
Signature: _________________________________________
(Name of Bank or Firm)

By:______________________________________________
(Signature of Officer)

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s): __________________________________

Capacity (Full Title): __________________________________

Taxpayer ID # or Social Security #: ______________________

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR WIRE TRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY